EXHIBIT 5





                                 January 28, 1998



   Castle BancGroup, Inc.
   142 West Lincoln Highway
   DeKalb, Illinois 60115

        RE:  REGISTRATION ON FORM S-8 OF 70,000 SHARES OF COMMON
             STOCK, $0.66-2/3 PAR VALUE PER SHARE ("COMMON STOCK")
             -----------------------------------------------------

   Ladies and Gentlemen:

        We have acted as counsel to Castle BancGroup, Inc., a Delaware corporation (the "Company"), in connection with the Company's filing of a Registration Statement on Form S-8 (the "Registration Statement") covering an additional 70,000 shares of Common Stock to be issued pursuant to the Castle BancGroup, Inc. Employee Stock Purchase Plan (the "Plan").

        In this connection, we have considered such questions of law and have examined such documents as we have deemed necessary to enable us to render the opinions contained herein. Based upon the foregoing, it is our opinion that those shares of the Common Stock that are originally issued in accordance with the terms of the Plan will, when so issued, be legally issued, fully paid and nonassessable.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                 Very truly yours,

                                 SCHIFF HARDIN & WAITE



                                 By: /s/ Gary L. Mowder
                                     -----------------------------------
                                         Gary L. Mowder

GLM/jw